Mercury Senior Floating Rate Fund, Inc.

File No. 811-10023

Item No. 77Q2

Compliance with Section 16(a) of the

Securities Exchange Act of 1934

The following officers to the Issuer are subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant:

  Ronald W. Forbes: Director
  Cynthia A. Montfomery: Director
  Charles C. Reilly: Director
  Kevin A. Ryan: Director
  Roscoe S. Suddarth: Director
  Richard R. West: Director
  Edward D. Zinbarg: Director
  Terry K. Glenn: President and Director to the issuer; Executive Vice President to the Investment Advisor
  Kevin J. McKenna: Senior Vice President
  Robert P. Browne: Senior Vice President
  Donald C. Burke: Vice President to the issuer and Senior Vice President and Treasurer to the Investment Advisor
  Bradley J. Lucido: Secretary
  Robert C. Doll, Jr.: Senior Vice President
  Mary E. Taylor: Senior Vice President
  Michael J. Hennewinkel: Senior Vice President, Secretary and General Counsel to the Investment Advior
  Jeffrey M. Peek: President to the Investment Advisor
  Philip L. Kirstein: Senior Vice President to the Investment Advisor
  Kevin Booth: Portfolio Manager
  Joseph Matteo: Portfolio Manager

The SEC Form 3 s should have been filed on November 10, 2000; however, these forms were filed on March 7, 2001.